Exhibit 21.1

State or Other
Jurisdiction
Under the Laws of
Subsidiaries of Owens Corning (12/31/2014)                                Which Organized

American Rockwool, Inc.                                        North Carolina
CDC Corporation                                            Wisconsin
Crown Mfg. Inc.                                            Ontario
Dutch OC Cooperatief Invest U.A.                                    The Netherlands
Engineered Pipe Systems, Inc.                                    Delaware
EPS Holding AS                                            Norway
Eric Company                                            Delaware
European Owens Corning Fiberglas SPRL                                Belgium
Instalaciones Especializadas en Confort Termoacustico y Ampliacion, S. de R.L. de C.V            Mexico
Inversiones Owens Corning Chile Holdings Limitada                         Chile
Insul-Trade, LLC                                            Indiana
IP Owens Corning I, S. de R.L. de C.V.                                 Mexico
IPM Inc.                                                Delaware
Norske EPS BOT AS                                        Norway
Northern Elastomeric, Inc.                                     New Hampshire
OC Canada Finance Inc.                                        Canada
OC Canada Holdings Company                                    Nova Scotia
OC Canada Holdings General Partnership                                Delaware
OC Celfortec Company                                        Nova Scotia
OC Fabrics (Changzhou) Co., Ltd.                                    China
OC Latin American Holdings GmbH                                 Austria
OC NL Invest Cooperatief U.A.                                    The Netherlands
OC PRO CV                                            The Netherlands
OCCV1, Inc.                                            Delaware
OCCV2, LLC                                            Delaware
OCV (Thailand) Company Limited                                    Thailand
OCV Chambéry France                                        France
OCV Chambéry International                                    France
OCV Distribution ANZ Pty-Limited                                Australia
OCV Fabrics UK Ltd.                                        United Kingdom
OCV Finance, LLC                                        Delaware
OCV Intellectual Capital, LLC                                    Delaware
OCV Italia Srl                                            Italy
OCV Mexico S. de R.L. de C.V.                                    Mexico
OCV Reinforcements (Hangzhou) Co., Ltd.                                China
OCV Reinforcements Alcala Spain, S.L.                                Spain
OCV Servicios Mexico, S.A. de C.V.                                Mexico
OCV Steklovolokno OAO                                        Russia
Owens Corning (China) Investment Company Limited                         China
Owens Corning (Guangzhou) Fiberglas Co., Ltd.                            China
Owens Corning (Nanjing) Building Materials Co., Ltd.                         China
Owens-Corning (Shanghai) Fiberglas Co., Ltd.                            China
Owens Corning (Singapore) Pte Ltd                                Singapore
Owens Corning (Tianjin) Building Materials Co., Ltd.                        China
Owens Corning (Xi’an) Building Materials Co., Ltd.                            China
Owens Corning Alloy Canada GP Inc.                                Canada
Owens Corning Alloy Canada LP                                    Manitoba
Owens Corning Argentina Sociedad de Responsabilidad Limitada                    Argentina
Owens Corning (Australia) Pty Limited                                Australia
Owens Corning Automotive (UK) Ltd.                                United Kingdom
Owens Corning Composites (Beijing) Co., Ltd.                            China

Owens Corning BM (Korea), Ltd                                    Korea
Owens-Corning Britinvest Limited                                    United Kingdom
Owens Corning Canada GP Inc.                                    Canada
Owens Corning Canada Holdings B.V.                                The Netherlands
Owens Corning Canada LP                                    Manitoba
Owens Corning Cayman (China) Holdings                                Cayman Islands
Owens-Corning Cayman Limited                                    Cayman Islands
Owens Corning Celfortec Canada GP Inc.                                Canada
Owens Corning Celfortec LP                                    Manitoba
Owens Corning Composites (China) Co., Ltd.                            China
Owens Corning Composite Materials, LLC                                Delaware
Owens Corning Composite Materials Canada GP Inc.                            Nova Scotia
Owens Corning Composite Materials Canada LP                            Manitoba
Owens Corning DC Pension Plan Limited                                United Kingdom
Owens Corning Construction Services, LLC                                Delaware
Owens Corning Elaminator Insulation Systems, LLC                         Delaware
Owens Corning Enterprise (India) Pvt. Ltd.                                India
Owens Corning Fabwel, LLC                                    Delaware
Owens Corning Fiberglas A.S. Limitada                                Brazil
Owens Corning Fiberglas S.R.L.                                    Uruguay
Owens-Corning Fiberglas Deutschland GmbH                            Germany
Owens Corning Fiberglas Espana, SL                                Spain
Owens Corning Fiberglas France                                     France
Owens-Corning Fiberglas (U.K.) Pension Plan Ltd.                            United Kingdom
Owens Corning Financial Services ULC                                Nova Scotia
Owens Corning Foam Insulation, LLC                                Delaware
Owens Corning Franchising, LLC                                    Delaware
Owens-Corning Funding Corporation                                Delaware
Owens Corning GlassMetal Services (Suzhou) Co., Ltd.                        China
Owens Corning Holdings 1 CV                                    The Netherlands
Owens Corning Holdings 3 CV                                    The Netherlands
Owens Corning Holdings 4 CV                                    The Netherlands
Owens Corning Holdings 5 CV                                    The Netherlands
Owens Corning Holdings Holland B.V.                                 The Netherlands
Owens Corning HOMExperts, Inc.                                    Delaware
Owens Corning Hong Kong Limited                                Hong Kong
Owens Corning HT, Inc.                                        Delaware
Owens-Corning (India) Private Limited                                India
Owens Corning Industries (India) Private Limited                            India
Owens Corning Insulating Systems, LLC                                Delaware
Owens Corning Insulating Systems Canada GP Inc.                            Canada
Owens Corning Insulating Systems Canada LP                            Manitoba
Owens Corning Intellectual Capital, LLC                                Delaware
Owens Corning International Holdings C.V.                                The Netherlands
Owens Corning Japan LLC                                     Japan
Owens Corning Japanhold B.V.                                    The Netherlands
Owens Corning Kohold B.V.                                    The Netherlands
Owens Corning Korea                                        Korea
Owens Corning Mexico, S. de R.L. de C.V.                                Mexico
Owens Corning Mineral Wool, LLC                                Delaware
Owens Corning Non-Woven Technology, LLC                            Delaware
Owens Corning Receivables LLC                                    Delaware
Owens Corning Remodeling Canada GP Inc.                                Canada
Owens Corning Remodeling Canada LP                                Manitoba
Owens Corning Remodeling Systems, LLC                                Delaware
Owens Corning Roofing and Asphalt, LLC                                Delaware
Owens Corning Sales, LLC                                    Delaware
Owens Corning Science and Technology, LLC                            Delaware
Owens Corning Sunrooms Franchising, LLC                                Delaware

Owens Corning Supplementary Pension Plan Limited                            United Kingdom
Owens-Corning Sweden AB                                    Sweden
Owens Corning Technical Fabrics, LLC                                Delaware
Owens Corning US Holdings, LLC                                    Delaware
Owens-Corning Veil Netherlands B.V.                                The Netherlands
Owens-Corning Veil U.K. Ltd.                                    United Kingdom
Servicios Transaco Limitada                                    Chile
Soltech, Inc.                                            Kentucky
Tecnologia Owens Corning I, S. de R.L. de C.V.                            Mexico
TF Holding Corp.                                            Delaware
Thermafiber, Inc.                                            Delaware
Transandina de Comercio S.A.                                     Chile